UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2012

Commission File Number:  000-17119

QuantRx Biomedical Corporation
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
330202574
(IRS Employer Identification No.)

P.O. Box 4960, Portland, Oregon 97062
(Address of principal executive offices)

503-575-9385
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 1, 2012, the Board of Directors of QuantRx Biomedical Corporation (the "Company") appointed Michael S. Abrams, 42, to its Board of Directors to serve until the next annual meeting of shareholders or until his successor is elected and nominated. Mr. Abrams is currently a Managing Director of Burnham Hill Partners, LLC, a New York-based investment and merchant banking firm, which he joined in August of 2003. Mr. Abrams is also the Chief Financial Officer and a Director of Bond Laboratories, Inc., an Omaha, Nebraska based national provider of innovative and proprietary nutritional supplements for health conscious customers. Mr. Abrams holds a Master of Business Administration with Honors from the Booth School of Business at the University of Chicago. Prior to his graduate studies, Mr. Abrams received his BBA with Honors from the University of Massachusetts at Amherst as a William F. Field Alumni Scholar, where he graduated ranked first in the area of Finance.

There are no arrangements or understandings between Mr. Abrams and any other persons, naming such persons, pursuant to which Mr. Abrams was selected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuantRx Biomedical Corporation

Date:   March 1, 2012
By:	/s/ Shalom Hirshman

Name: Shalom Hirshman
Title: Chief Executive Officer